Exhibit 99.2

        NUVEEN INVESTMENTS, INC.

Exchange Offer for All Outstanding
10 1/2% Senior Notes Due 2015
and the Related Guarantees

Pursuant to the Prospectus dated                        , 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2009 UNLESS EXTENDED (THE "EXPIRATION DATE").

, 2009

To Brokers, Dealers, Commercial Banks,
Trust Companies, and Other Nominees:

        Nuveen Investments, Inc. (the "Company") is offering, upon and subject to the terms conditions set forth in the Prospectus, dated                        , 2009 (the "Prospectus"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $785,000,000 of its 10 1/2% Senior Notes due 2015 and the related Guarantees, which have been registered under the Securities Act of 1933, as amended (individually, a "New Note" and collectively, the "New Notes"), for a like principal amount at maturity of the Company's issued and outstanding 10 1/2% Senior Notes due 2015 and the related Guarantees (individually, an "Old Note" and collectively, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company and the Guarantors contained in the Exchange and Registration Rights Agreement dated as of November 13, 2007, by and among the Company, the Guarantors referred to therein and the Purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

  1.
  The Prospectus dated                        , 2009;

  2.
  The Letter of Transmittal to tender Old Notes; and

  3.
  A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2009, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (with any required signature guarantees) and any other required documents, should be sent to the Exchange Agent and Certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. Alternatively, at the option of the tendering holder in the case of a book-entry tender, a holder may participate in the Exchange Offer by complying with the procedures of DTC, Euroclear or Clearstream for transfer of electronic book-entry interest, in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

        Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth in the Prospectus under the caption "The Exchange Offer—Exchange Agent."

Very truly yours,
NUVEEN INVESTMENTS, INC.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.